UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2022
Commission File Number 01-13697

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1604305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia	30701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2022, Mohawk Industries, Inc. (the “Company”) announced the appointment of William W. Harkins as Chief Accounting Officer and Corporate Controller, effective August 1, 2022.

Mr. Harkins, 41, most recently was Global Assistant Controller of Mars, Incorporated, a position to which he was appointed in November 2019. He was previously employed by the Coca-Cola Company in various roles, most recently serving as its Global Director, Controllership from April 2019 to November 2019 and as its Regional Controller, Corporate and North America from May 2016 to April 2019. In connection with his appointment, Mr. Harkins will receive an annualized base salary of $425,000 and participate in the Company’s annual cash bonus and equity incentive plans. He will also receive a sign-on cash award of $50,000 and a retention cash award of $50,000. The retention cash award will be paid on March 1, 2023, subject to continued employment with the Company.

Mr. Harkins will succeed Clifford Suing, 57, who has served as Chief Accounting Officer and Corporate Controller on an interim basis since March 11, 2022, while the Company conducted a search for a permanent replacement for the Company’s prior Chief Accounting Officer. Effective August 1, 2022, Mr. Suing will return to his prior position of Chief Financial Officer of the Company’s Global Ceramic Segment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	July 29, 2022	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel